Exhibit 10.1

STOCK EXCHANGE AGREEMENT

STOCK EXCHANGE AGREEMENT (the "Agreement") dated as of ____________________, 2014, by and among Net Savings Link, Inc., a Nevada corporation whose principal office is located at 140 Island Way, Suite 280, Clearwater, Florida 33767 ("NSLI"); David Saltrelli (DS) and Peter Schuster (PS) who own 1,500,000 shares of NSLI preferred stock (collectively "DS and PS"; and each person listed on Exhibit A who are owners of shares of common stock of Global Distribution Inc., a New York corporation ("GDI") located at 415 East Main Street, 3rd Floor, Suite 1, New York, New York 11777 ("SELLERS").

R E C I T A L S

A.                GDI is engaged in the business of the sale and distribution of various retail products.
B.                 SELLERS own the number of shares of common stock of GDI set forth on Exhibit A.
C.                NSLI is a publicly traded company engaged in the business of delivery of discounted services, products and deals that are supplied by certain merchants.  On the Closing Date (as defined herein), NSLI will have authorized capital of 1,000,000,000 shares of common stock,
$0.001 par value per share and 100,000,000 shares of preferred stock, $0.0001 par value per share.

D.                Prior to the Closing Date of the Agreement, NSLI will have ________________________ shares of common stock outstanding and 1,500,000 shares of preferred stock outstanding. Each share of preferred stock has 1,000 votes. The common and preferred stock votes as one class on all matters submitted to shareholders of NSLI.

E.                 NSLI desires to acquire all of the issued and outstanding shares of common stock of GDI, in consideration for which DS and PS will deliver to SELLERS 1,500,000 restricted shares of NSLI preferred stock.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

ACQUISITION OF GDI COMMON STOCK BY NSLI

1.1              Acquisition of GDI. In the manner and subject to the terms and conditions set forth herein, NSLI shall acquire from SELLERS, 100% of the issued and outstanding shares of common stock of GDI (the "GDI shares of common stock").

1.2              Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the transactions set forth herein (the "Exchange") shall become effective on the Closing Date as defined herein.

1.3              Consideration.

(a)            In connection with the acquisition of the GDI shares of common stock, DS and PS will transfer to SELLERS 1,500,000 restricted shares of NSLI preferred stock (the "NSLI Shares") on the basis of one share of NSLI preferred stock for each ___________________ shares of common stock of GDI. Each share of NSLI preferred stock will have 1,000 votes.

(b)            David Saltrelli (DS) and Peter Schuster (PS) each own 3,600,000 shares of NSLI common stock.  If the outstanding shares of NSLI common stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, or other similar transaction, then NSLI, GBI, and Sellers will cause NSLI to issue an additional number of shares of NSLI common stock to DS and PS to allow them each to maintain ownership of 3,600,000 shares of NSLI common stock.

(c)            No fractional shares of NSLI Common Stock shall be issued in connection with this Agreement, and no certificates or scrip for any such fractional shares shall be issued.

1.4              Effect of Stock Exchange. As of the Closing Date, all of the following shall occur:

(a)            The Articles of Incorporation of GDI and NSLI, as in effect on the Effective Date, shall continue in effect without change or amendment.

(b)            The Bylaws of GDI and NSLI, as in effect on the Closing Date, shall continue in effect without change or amendment.

(c)            Upon the Closing Date, Steven Baritz will be appointed to the board of directors of GDI and Steven Baritz will be appointed president.

1.5              Disclosure Schedules. Simultaneously with the execution of this Agreement: (a) NSLI shall deliver a schedule relating to NSLI which, along with the reports of NSLI filed with the Securities and Exchange Commission, shall be referred to as the "NSLI Disclosure Schedule" , and (b) SELLERS and GDI shall deliver a schedule relating to SELLERS and GDI (the "GDI Disclosure

Schedule" and collectively with the NSLI Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement.  The Disclosure Schedules shall be deemed to be part of this Agreement.  NSLI'S Disclosure Schedule shall include, but is not limited to, all publicly filed documents of NSLI.

1.6              Further Action. From time to time after the Closing, without further consideration, the parties shall execute and deliver such instruments of conveyance and transfer and shall take such other action as any party reasonably may request to more effectively transfer the GDI shares of common stock and NSLI Shares.

ARTICLE II

CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

NSLI, SELLERS, DS and GDI covenant that between the date hereof and the Closing Date (as hereinafter defined):

2.1              Access by SELLERS and GDI. NSLI shall afford to SELLERS, GDI, and their legal counsel, accountants and other representatives, throughout the period prior to the Closing Date, full access, during normal business hours, to (a) all of the books, contracts and records of NSLI, and shall furnish SELLERS and GDI, during such period, with all information concerning NSLI that SELLERS or GDI may reasonably request and (b) the properties of NSLI in order to conduct inspections at SELLERS and GDI's expense to determine that NSLI is operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations, and that NSLI's assets are substantially in the condition and of the capacities represented and warranted in this Agreement. Any such investigation or inspection by SELLERS or GDI shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein. SELLERS and GDI shall grant identical access to NSLI and its agents.

2.2              Conduct of Business. During the period from the date hereof to the Closing Date, the business of NSLI and GDI shall be operated by the respective entities in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

(a)            NSLI and GDI, respectively, shall each use their reasonable efforts to (i) keep available the services of the present agents of NSLI and GDI; (ii) complete or maintain all existing material arrangements; (iii) maintain the integrity of all confidential information of NSLI and GDI; and (iv) comply in all material respects with all applicable laws; and

(b)            Except as contemplated by this Agreement, NSLI and GDI shall not (i) sell, lease, assign, transfer or otherwise dispose of any of their material assets or property including cash; (ii) agree to assume, guarantee, endorse or in any way become responsible or liable for, directly or indirectly, any material contingent obligation; make any material capital expenditures; (iii) enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business; (iv) declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding; (v) make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement; (vi) enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; (vii) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired; or (viii) agree to do any of the foregoing.

2.3              Exclusivity to SELLERS and GDI. NSLI and its officers, directors, representatives and agents, from the date hereof, until the Closing Date (unless this Agreement shall be earlier terminated as hereinafter provided), shall not hold discussions with any person or entity, other than SELLERS and GDI or their respective agents concerning the Exchange, nor solicit, negotiate or entertain any inquiries, proposals or offers to purchase the business of NSLI, nor the shares of capital stock of NSLI from any person other than SELLERS and GDI, nor, except in connection with the normal operation of NSLI's respective business, or as required by law, or as authorized in writing by SELLERS, disclose any confidential information concerning NSLI to any person other than SELLERS, GDI and SELLERS and GDI's representatives or agents. SELLERS and GDI shall from the date hereof, and until the Closing Date, owe the identical obligations of confidentiality and exclusivity to NSLI concerning the Exchange as stated in this Section.

2.4              Board and Shareholder Approval. The Board of Directors of NSLI has determined that the Exchange is fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the terms of the Exchange.  Shareholders of NSLI will not vote or approve of the transaction contemplated by this agreement.  This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by NSLI, the valid and binding obligation of NSLI, enforceable in accordance with their respective terms.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF NSLI
Except as set forth in the NSLI Disclosure Schedule (which incorporates all the reports of NSLI filed with the United States Securities and Exchange Commission) NSLI represents and warrants to SELLERS and GDI as follows:

3.1              Organization and Standing. NSLI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. NSLI has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of NSLI.  The copies of the Articles of Incorporation and Bylaws of NSLI, as amended to date, which have been delivered to SELLERS and GDI, are true and complete copies of these documents as now in effect.

3.2              Capitalization.

(a)            The number of shares of capital stock which are issued and outstanding are set forth in Recital D. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. Other than as set forth in the NSLI Disclosure Schedule and Recital D, there are no subscriptions, warrants, rights or calls or other commitments or agreements to which NSLI is a party or by which it is bound, pursuant to which NSLI is or may be required to issue or deliver securities of any class. Other than as set forth in the NSLI Disclosure

Schedule and Recital D, there are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of NSLI.

(b)            To NSLI'S knowledge, all outstanding shares of NSLI capital stock have been issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

(c)            NSLI has good and marketable title to all of the NSLI Shares, free and clear of all liens, claims and encumbrances of any third persons.

3.3              Subsidiaries. NSLI does not own any subsidiary corporations.

3.4              Authority. NSLI's Board of Directors has determined that the Exchange is fair to and in the best interests of NSLI's stockholders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by NSLI in accordance herewith, the valid and binding obligations of NSLI, enforceable in accordance with their respective terms.

3.5              Assets. Assets of NSLI are set forth in the NSLI Disclosure Schedule.

3.6              Contracts and Other Commitments. Except as set forth in the NSLI Disclosure Schedule, NSLI is not a party to any contracts or agreements.

3.7              Litigation. There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting NSLI before or by any court, arbitrator or governmental agency or authority which, in its reasonable judgment, could have a material adverse effect on the operations or prospects of NSLI. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against NSLI or asserted against NSLI that has not been paid.

3.8              Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

(a)	NSLI has not duly filed. NSLI has no reserves for unpaid taxes.

(b)	NSLI is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of NSLI, no claim for assessment or collection of any Tax related to NSLI has been asserted against NSLI that has not been paid. There are no Tax liens upon the assets of NSLI. There is no valid basis, to NSLI's knowledge, for any assessment, deficiency, notice, 30- day letter or similar intention to assess any Tax to be issued to NSLI by any governmental authority.

3.9              Compliance with Laws and Regulations. NSLI has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of NSLI is conducted or to which NSLI is subject, including all requisite filings with the SEC. NSLI has not made any misrepresentation nor has omitted any material facts in any of its SEC filings to date.

3.10          Hazardous Materials. To the knowledge of NSLI, NSLI has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC §§ 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC § 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC § 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC § 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §§ 9601(14), 9602.

3.11          No Breaches. The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of NSLI, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which NSLI is a party or by which NSLI or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of NSLI under, or create any rights of termination, cancellation or acceleration in any person under, any contract.

3.12          Employees. NSLI has does not have any employees that are represented by any labor union or collective bargaining unit. Nor does NSLI have any employment agreements or compensation plans which are in effect with anyone.

3.13          Financial Statements. Yearend audited financial statements and unaudited quarterly stub financial statements are available online at www.sec.gov (collectively the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of NSLI for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied. There are no assets of NSLI the value of which is materially overstated in said balance sheets.

3.14          Absence of Certain Changes or Events. Except as set forth in the NSLI Disclosure Schedule, since December 31, 2012 (the "Balance Sheet Dates"), there has not been:

(a)            any material adverse change in the financial condition, properties, assets, liabilities or business of NSLI;

(b)            any material damage, destruction or loss of any material properties of NSLI, whether or not covered by insurance;

(c)            any material adverse change in the manner in which the business of NSLI and has been conducted;

(d)            any material adverse change in the treatment and protection of trade secrets or other confidential information of NSLI; and

(e)            any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which NSLI has reason to believe, might be expected to result in, a material adverse change in the business or prospects of NSLI.

3.15          Government Licenses, Permits, Authorizations. NSLI has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits").  All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of NSLI, threatened.

3.16          Employee Benefit Plans.

(a)            NSLI has no bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan.

(b)            NSLI has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction.

(c)            Except as set forth in the NSLI Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Exchange or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of NSLI, or result in any acceleration of the time of payment, provision or vesting of any such benefits.

3.17          Business Locations. Other than as set forth in the NSLI Disclosure Schedule, NSLI does not own or lease any real or personal property in any state or country.

3.18          Intellectual Property. NSLI owns no intellectual property of any kind. NSLI is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, or to the best of its knowledge has not violated or infringed the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

3.19          Governmental Approvals. Except as set forth in the NSLI Disclosure Schedule, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by NSLI with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with NSLI's execution, delivery and performance of this Agreement. Except as set forth in the NSLI Disclosure Schedule, no consents of any other parties are required to be received by or on the part of NSLI to enable NSLI to enter into and carry out this Agreement.

3.20          Transactions with Affiliates. Except as set forth in the NSLI Disclosure Schedule, NSLI is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from NSLI; nor are there any transactions of a continuing nature between NSLI and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the assets of NSLI for personal benefit with or without adequate compensation. For purposes of this Agreement, the term (i)"Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (ii) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (iii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

3.21          No Distributions. NSLI has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its shares prior to the Closing Date.

3.22          Liabilities. NSLI has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected on the NSLI Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of NSLI, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and NSLI Disclosure Schedule.

3.23          Accounts Receivable. NSLI has no accounts receivables other than as disclosed in the NSLI Disclosure Schedule.

3.24          Insurance. NSLI has no insurance policies in effect.

3.25          DS Representations and Warranties. DS represents and warrants that he has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other Closing Documents to which they are parties and to perform their obligations under this Agreement and the other Closing Documents to which he is a party, and he has good and marketable title to the 1,5000,000 shares of preferred stock being sold to SELLERS, free and clear of all liens, claims and encumbrances of any third persons.

3.26          No Omissions or Untrue Statements. To the best of each party's knowledge no representation or warranty made by NSLI or DS to SELLERS and GDI in this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GDI AND SELLERS

Except as set forth in the GDI Disclosure Schedule, GDI and SELLERS jointly and severally represent and warrant to NSLI and DS as follows as of the date hereof and as of the Closing Date:

4.1              Organization and Standing of GDI. GDI is a corporation duly organized, validly existing and in good standing under the laws of New York, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of GDI. The copies of the Articles of

Incorporation and Bylaws of GDI, as amended to date, and made available to NSLI, are true and complete copies of those documents as now in effect.

4.2              Authority. The Board of Directors of GDI has approved of this agreement.

4.3              No Conflict. The making and performance of this Agreement will not (i) conflict with the Articles of Incorporation or the Bylaws of GDI, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which GDI is a party or by which GDI or any of their material assets, business, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of GDI, or create any rights of termination, cancellation, or acceleration in any person under any material agreement, arrangement, or commitment.

4.4              Properties. Except as set forth in the GDI Disclosure Schedule, SELLERS have good and marketable title to all of the GDI shares of common stock, free and clear of all liens, claims and encumbrances of third persons whatsoever, and GDI has good and marketable title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the GDI Financial Statements (as hereinafter defined), or thereafter acquired.

4.5              Capitalization of GDI. The authorized capital of GDI consists of shares of common stock, of which 100 shares of common stock are issued and outstanding.  There are no other classes of securities authorized for issuance by GDI.  Such outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the securities of GDI or obligating GDI to issue or sell shares of common stock. To GDI'S knowledge, all outstanding shares of common stock of GDI have been issued and granted in compliance with all applicable legal requirements.

4.6              Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by SELLERS or GDI with any governmental authority, domestic or foreign, federal, state or local, is required in connection with SELLERS OR GDI's execution, delivery and performance of this Agreement. Except as set forth in the GDI Disclosure Schedule, no consents of any other parties are required to be received by or on the part of SELLERS or GDI to enable SELLERS and GDI to enter into and carry out this Agreement.

4.7              Adverse Developments.  Since November 30, 2013, there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of GDI, and no event has occurred other than in the ordinary and usual course of business or as set forth in the GDI Financial Statements which could be reasonably expected to have a materially adverse effect upon GDI.

4.8              Taxes. GDI has duly filed all returns required to be filed. All such returns were, when filed, and to SELLER'S knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. GDI has paid in full all taxes through the Closing Date. GDI is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the knowledge of GDI, no claim for assessment or collection of any tax has been asserted against GDI that have not been paid. There are no tax liens upon the assets of GDI. There is no valid basis, to GDI's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any tax to be issued to GDI by any governmental authority.

4.9              Litigation. Except as set forth on the GDI Disclosure Schedule, there is no material claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting SELLERS or GDI before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against SELLERS or GDI.

4.10          Compliance with Laws and Regulations. GDI has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to it in all jurisdictions in which its operations are currently conducted or to which it is currently subject.

4.11          Governmental Licenses, Permits and Authorizations. GDI has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.12          Liabilities. GDI has no material direct or indirect Liabilities, as that term is defined in Section 3.22 ("GDI Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) GDI Liabilities fully and adequately reflected or reserved against on the GDI Balance Sheet, (ii) GDI Liabilities incurred in the ordinary course of the business of GDI, and (iii) GDI Liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

4.13          SELLERS' Representations Regarding NSLI Shares.

(a)            SELLERS acknowledges that NSLI has limited assets and business and that the NSLI Shares are speculative and involve a high degree of risk, including among many other risks that the NSLI Shares will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities Act of 1933, as amended ("Act"), or pursuant to an exemption from the Act's registration requirements.

(b)            SELLERS have access to all of NSLI's periodic reports as filed with the SEC (copies are available for printing at www.sec.gov) and acknowledge and agree that they have been furnished with copies of the periodic reports of NSLI filed with the United States Securities and Exchange Commission including those on Forms 10-K, 10-Q, and 8-K since NSLI's inception. SELLERS has had an opportunity to ask questions of and receive answers from NSLI regarding its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the NSLI Shares.

(c)            SELLERS are each an accredited investor as that term is defined in Regulation
501 of the Securities Act of 1933, as amended and are each acquiring the NSLI Shares for his own account, and not for the account of any other person other than for the benefit of SELLERS, and SELLERS have no current intent to make any resale, pledge, hypothecation, distribution or public offering of the NSLI Shares except as permitted by applicable law.

(d)            SELLERS, acting with the assistance of counsel and other professional advisers, possess such knowledge and experience in financial, tax and business matters as to enable them to utilize the information made available by NSLI, to evaluate the merits and risks of acquiring the NSLI Shares and to make an informed investment decision with respect thereto.

(e)            SELLERS were not solicited by NSLI or anyone on NSLI's behalf to enter into any transaction whatsoever, by any form of general solicitation or general advertising, as those terms are defined in Regulation S.

4.14          Contracts and Other Commitments. Schedule 4.14 of the GDI Disclosure Schedule consists of a true and complete list of all material contracts, agreements, commitments and other instruments (whether oral or written) to which GDI is a party. GDI has made or will make available to NSLI a copy of each such contract. All such contracts are valid and binding upon GDI and are in full force and effect and are enforceable in accordance with their respective terms. No such contracts are in breach, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. To GDI'S knowledge, no stockholder of GDI has received any payment from any contracting party in connection with or as an inducement for causing GDI to enter into any such contract.

4.15          Absence of Certain Changes or Events. Except as set forth in the GDI Disclosure Schedule, since November 30, 2013 (the "Balance Sheet Date"), there has not been:

(a)            any material adverse change in the financial condition, properties, assets, liabilities or business of GDI;

(b)            any material damage, destruction or loss of any material properties of GDI, whether or not covered by insurance;

(c)            any material adverse change in the manner in which the business of GDI and has been conducted;

(d)            any material adverse change in the treatment and protection of trade secrets or other confidential information of GDI; and

(e)            any occurrence not included in paragraphs (a) through (d) of this Section 4.15 which has resulted, or which GDI has reason to believe, might be expected to result in a material adverse change in the business or prospects of GDI.

4.16          Financial Statements. The GDI Disclosure Schedule contains audited financial statements for the years ending November 30, 2013 and November 30, 2012 and unaudited financial statements for the period ended February 28, 2014. The GDI Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of GDI for the periods indicated, prepared in accordance with GAAP, consistently applied. There are no assets of GDI the value of which is materially overstated in said balance sheets.

4.17          GDI Intellectual Property. Schedule 4.17 of the GDI Disclosure Schedule sets forth a complete and correct list and summary description of all intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of GDI, together with a complete list of all licenses granted by or to GDI with respect to any of the above. Except as otherwise set forth in Schedule 4.17 all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by GDI, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. GDI is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. GDI has not (i) licensed any of the material proprietary assets to any person or entity on an exclusive basis, or (ii) entered into any covenant not to compete or agreement limiting its ability to exploit fully any proprietary asset or to transact business in any market or geographical area or with any person or entity.

4.18          Subsidiaries. Except as set forth in Schedule 4.18 of the GDI Disclosure Schedule, GDI owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity with the exception of GDI Canada.

4.19          Hazardous Materials. To the knowledge of GDI, GDI has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any substance now or hereafter designated which is found to be toxic or harmful to humans or the environment when present in certain amounts or quantities.

4.20          Employees. GDI has no employees that are represented by any labor union or collective bargaining unit.

4.21          Employee Benefit Plans. The GDI Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

4.22          Business Locations. Other than as set forth in the GDI Disclosure Schedule, GDI does not own or lease any real or personal property in any state or country (GDI rents offices in Montreal, and New York, this must be reflected in the schedule).

4.23          Insurance. Except as set forth in Schedule 4.23 of the GDI Disclosure Schedule, GDI has no insurance policies in effect. (Insurance for directors)

4.24          No Omission or Untrue Statement. To the best of each party's knowledge, no representation or warranty made by SELLERS to NSLI in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE V
CLOSING
5.1              Closing. The Exchange shall be completed on the first business day after the day on which the last of the conditions contained in this Article V is fulfilled or waived (the "Closing Date"); provided, however, that in no event shall the Closing occur later than May 31, 2014, unless otherwise agreed to by the parties. The Closing shall take place as the parties may agree. At the Closing, NSLI and SELLERS shall make the deliveries contemplated by this Agreement, and in accordance with the terms of this Agreement.

5.2              NSLI's Closing Deliveries. At the Closing, in addition to documents referred elsewhere, NSLI shall cause to be delivered to SELLERS:

(a)            a certificate, dated as of the Closing Date, executed by the President or Chief Executive Officer of NSLI, to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that NSLI has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by NSLI on or prior to the Closing Date;

(b)            certificates representing the NSLI preferred shares being transferred by DS and
PS to SELLERS;

(c)            Certified resolution of the Board of Directors and shareholders authorizing and approving the transactions set forth herein;

(d)            The NSLI Disclosure Schedule;

(e)            such other documents as SELLERS or their counsel may reasonably require.

5.3              GDI's Closing Deliveries. At the Closing, in addition to documents referred to elsewhere, SELLERS shall deliver to NSLI:

(a)            a certificate of SELLERS dated as of the Closing Date that the representations and warranties of SELLERS contained in this Agreement are true and correct in all material respects and that SELLERS have complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by SELLERS on or prior to the Closing Date;

(b)            certificates representing GDI shares of common stock owned by SELLERS, duly endorsed for transfer or accompanied by a properly executed Medallion stock powers;

(c)            the GDI Disclosure Schedule;

(d)            such other documents as NSLI or its counsel may reasonably require.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF NSLI AND DS

The obligation of NSLI and DS to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion.

6.1              Compliance by SELLERS. SELLERS shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with in all material respects by SELLERS prior to or on the Closing Date;

6.2              Accuracy of SELLERS' Representations. SELLERS' representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

6.3              Documents. All documents and instruments required hereunder to be delivered by SELLERS to NSLI at the Closing shall be delivered in form and substance reasonably satisfactory to NSLI and its counsel.

6.4              Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to NSLI's knowledge, be threatened.

6.5              Material Adverse Change. Except for operations in the ordinary course of business, no material adverse change shall have occurred subsequent to January 31, 2011 in the financial position, results of operations, assets, or liabilities of GDI, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, or liabilities of GDI.

6.6              Approval by Board of Directors. The Board of Directors of NSLI shall have approved this Agreement and the transactions contemplated hereby.

6.7              Satisfaction with Due Diligence. NSLI shall have been satisfied with its due diligence review of GDI, its subsidiaries and their operations.

6.8              Regulatory Compliance. NSLI shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

ARTICLE VII

CONDITIONS TO SELLERS' OBLIGATIONS

The obligation of SELLERS to consummate the Closing is subject to the following conditions, any of which may be waived by SELLERS in their discretion.

7.1              Compliance by NSLI and DS. NSLI and DS shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

7.2              Accuracy of Representations of NSLI. The representations and warranties of NSLI contained in this Agreement (including the exhibits hereto and the NSLI Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

7.3              Continuation as Publicly Traded Company. NSLI will continue to remain reporting with the SEC for a minimum of ten years from the date of Closing and cause its shares to continue to be listed for trading on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) for ten years from the date of Closing.

7.4              Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to SELLERS' knowledge, be threatened.

7.5              Documents. All documents and instruments required hereunder to be delivered by NSLI at the Closing shall be delivered in form and substance reasonably satisfactory to SELLERS and their counsel.

7.6              Balance Sheet. Except as set forth in Section 7.6 of the NSLI Disclosure Schedule, NSLI shall have no liabilities except as incurred in the ordinary course of business, as reflected on NSLI's most recent balance sheet, or as otherwise approved by SELLERS with the exception of $14,200 owed to The Law Office of Conrad C. Lysiak, PS; $8,000 owned to MaloneBailey LLC; $ ______________ owed to Asher ______________; and, $1,775.00 owed to Holladay Stock Transfer which will be paid by NSLI, GDI and SELLERS within 24 hours of Closing.

7.7              Approval by Board of Directors. The board of directors of GDI and each GDI selling shareholder shall have executed this agreement.

7.8              Satisfaction with Due Diligence. SELLERS shall have been satisfied with their due diligence review of NSLI and satisfied themselves that NSLI continues to trade its shares on the Bulletin Board.

7.9              Regulatory Compliance. GDI shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

7.10          Outstanding Shares. NSLI remains a publicly traded corporation and NSLI shall have ________________________ shares of NSLI common stock and 1,500,000 shares of NSLI preferred stock issued and outstanding prior to the Closing.  Also, ________________________ restricted shares of common stock will be issued to Asher ________________________.

ARTICLE VIII
TERMINATION
.1                  Termination Prior to Closing.

(a)            If the Closing has not occurred by May 31, 2014, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has breached any material terms or conditions of this Agreement and such breach has prevented the timely closing of the Exchange. Notwithstanding the above, such deadline may be extended one or more times, only by mutual written consent of SELLERS and NSLI.

(b)            Prior to May 31, 2014, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Article VI or Article VII shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then NSLI (in the case of a condition in Article VI) or SELLERS (in the case of a condition specified in Article VII) may terminate this Agreement. In addition, either NSLI or SELLERS may terminate this Agreement upon written notice to the other if it shall reasonably determine that the Exchange has become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities of a formal investigation or of any action, suit or proceeding of any kind against either or both parties.

8.2              Consequences of Termination. Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation under this Agreement except for the obligations in Section 11.4; provided, however, that no termination of this Agreement, pursuant to this Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred otherwise than under this Agreement before the date of such termination, or from any liability resulting from any willful misrepresentation of a material fact made in connection with this Agreement or willful breach of any material provision hereof.

ARTICLE IX
ADDITIONAL COVENANTS
9.1              Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

9.2              Changes in Representations and Warranties of a Party. Between the date of this Agreement and the Closing Date, no party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such party herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other parties upon becoming aware of (a) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (b) any impending or threatened breach in any material respect of any of the party's representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

9.3              Name Change. As soon as practicable after completing the acquisition of NSLI will change its name to Global Distribution Corp.

9.4              SEC Filings. The parties agree that the following filings shall be made with the Securities and Exchange Commission ("Commission"): (a) a report on Form 8-K will be filed with the Commission disclosing the consummation of the Exchange which shall include, but not be limited to, completion of Items 2.01 and 5.06 thereof; and, (b) any and all other filings necessary to comply with the Exchange Act.

9.5              Conduct of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, GDI shall continue to conduct its businesses and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without limitation, without the prior written consent of NSLI:

(a)            Sell, lease, assign transfer or otherwise dispose of any of its material assets, including cash;

(b)            Agree to, or assume guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

(c)            Make any material capital expenditures;

(d)            Enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business;

(e)            Declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding;

(f)            Make any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement;

(g)            Enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; or

(h)            Create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired.

ARTICLE X
SECURITIES & INDEMNIFICATION
10.1          DSPS Shares Not Registered. SELLERS acknowledge that the DSPS Shares have not been registered and will not be registered under the Securities Act of 1933, as amended or the securities laws of any state of the United States or the securities laws of any other country All certificates evidencing the DSPS Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, nor any other applicable securities act (the "Acts"), and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or the Company receives an opinion of counsel for the holder of these securities stating that such sale, transfer, assignment, pledge or distribution is exempt from or in compliance with the registration and prospectus delivery requirements of such Acts.

All documents required for Registration of DS and PS shares including time frame, approval letter from attorney and NSLI President, shall be provided to DSPS at Closing.

10.2          Indemnification by NSLI. NSLI shall indemnify SELLERS in respect of, and hold SELLERS harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorney's fees and litigation costs) incurred or suffered by SELLERS:

(a)            resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of NSLI contained in this Agreement; and

(b)            resulting from any liability of NSLI incurred or resulting from activities that took place prior to the Closing not disclosed on the NSLI Financial Statements.

10.3          Indemnification by SELLERS. SELLERS shall jointly and severally indemnify NSLI in respect of, and hold NSLI harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by NSLI:

(a)            resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of SELLERS or GDI contained in this Agreement; and,

(b)            resulting from any liability of SELLERS or GDI incurred or resulting from activities that took place prior to the Closing not disclosed on the GDI financial statements.

ARTICLE XI
MISCELLANEOUS
11.1          Expenses. Each party shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees.

11.2          Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of NSLI or SELLERS pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by SELLERS and NSLI as the case may be, hereunder. All representations, warranties, and covenants made by NSLI or SELLERS in this Agreement, or pursuant hereto, shall survive the Closing in a period of two (2) years.

11.3          Publicity. SELLERS and NSLI shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of NSLI prior approval by SELLERS would prevent the timely dissemination of such release or statement in violation of applicable federal securities laws, rules or regulations or policies of the Bulletin Board.

11.4          Non-Disclosure. A disclosing party will not at any time after the date of this Agreement, without the recipient's consent, except in the ordinary operation of its business or as required by law, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of such party (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information"). The parties will not at any time after the date of this Agreement and prior to the Exchange use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation). Any information, which (i) at or prior to the time of disclosure by the disclosing party was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by the disclosing party, or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of the disclosing party, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto. The undertakings of the parties set forth above in this Section 11.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions of Article VIII or any other express right of termination set forth in this Agreement, the recipient shall return to the disclosing party all copies of all Confidential Information previously furnished to it by the disclosing party.

11.5          Succession and Assignments and Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement except as expressly set forth herein to the contrary.

11.6          Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

To SELLERS and GDI:	Global Distribution, Inc.
415 East Main Street
3rd Floor, Suite 1
Port Jefferson, New York 11777
	Tel:	________________________
	Fax:	________________________
	Email:	________________________

To NSLI and DS and PS:	Net Savings Link, Inc.
140 Island Way, Suite 280
Clearwater, Florida 33767
Tel: ((727)482-5800
Email: netsavingslinkinc@gmail.com

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the tenth business day following the date deposited with the United States Postal Service, as the case may be, or (iii) 72 hours after shipment by such courier service.

11.7          Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada without giving effect to the principles of conflicts of law thereof. All parties hereby irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the state of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that he is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

11.8          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

11.9          No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

11.10      Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

11.11      Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

11.12      Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

11.13      Attorneys Fees. In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys' fees and costs in addition to any other relief that it is entitled.

11.14      Consultants. Each party represents to the others that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the Exchange.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

	NSLI:	Net Savings Link, Inc.,
a Nevada Corporation

		By.	DAVID SALTRELLI
David Saltrelli, President

SELLERS:	LIST ALL OF THE	SIGNATURES OF SHARHOLDERS OF
	SHAREHOLDERS OF GDI	GDI

	GDI:	Global Distribution Inc.
a New York Corporation

		By.	STEVEN BARITZ
Steven Baritz, President

EXHIBIT A

NSLI- DSPS Disclosure Schedule

GDI            Sellers Disclosure Schedule